UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 10, 2013 (October 8, 2013)

LL&E ROYALTY TRUST
(Exact name of Registrant as specified in its charter)

Texas	1-8518	76-6007940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Roger D. Parsons, Trustee
354 Indusco Ct.
Troy, Michigan 48083
(Address of principal executive offices)
Registrant’s Telephone Number, including area code: (248) 585-9900 x3121

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 8, 2013, Roger D. Parsons, the trustee (“Trustee”) of the LL&E Royalty Trust (the “Trust”) held a meeting (the “Special Meeting”) of holders of units (“Units”) to vote on the following proposal:

●	To amend Section 11.07 of the Trust Agreement to change the situs of the Trust from Texas to Michigan (the “Proposal”).

At the Special Meeting, 12,285,005.144 Units of the Trust were present in person or represented by proxy.  The following table lists the final voting results for the Proposal at the Special Meeting:

For	Against	Abstentions
12,079,048.343	199,882.646	6,074.155

The Proposal was approved by the Trustee and the certificate holders holding certificates representing a majority of the Units, which is the voting standard required by the Trust.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Second Amendment to the LL&E Royalty Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LL&E Royalty Trust

Date: October 10, 2013	By:	/s/ Roger D. Parsons
Roger D. Parsons, Trustee